M&T Real Estate Trust

RESTATED MORTGAGE NOTE

(Actual)

New York

030

As of February 1, 2007 **IMAGED** $610,574.03

BORROWER (Name): BZDICK PROPERTIES, LLC
(Organizational Structure): limited liability company
(State Law organized under): New York
(Address of residence/chief executive office): 6 Framark Drive, Victor, New York 14564

LENDER: M&T Real Estate Trust, a Maryland real estate investment trust, with offices located at One Fountain Plaza, Buffalo, New York 14203 Attn: Office of the General Counsel

Definitions. The following terms shall have the indicated meanings in this Note:

1. "Escrow" shall mean any escrow requirements under the Mortgage for the payment of taxes and/or other charges.
2. "First Payment Date" shall mean the first day of March, 2007.
3. "Maturity Date" shall mean February 1, 2027.
4. "Mortgage" shall mean a mortgage dated on or about January 15, 1997, executed by Borrower, as the same may be amended, modified or replaced from time to time, including but not limited to a mortgage modification and extension agreement executed by Borrower and Lender on even date herewith, securing obligations to the Lender arising pursuant to or in connection with this Note.
5. "Period of Amortization" is twenty (20) years. This is the approximate number of years needed to result in the Principal Sum being fully paid if the stated payment terms were to remain in effect over this period (which may be longer than the period from the date of this Note to the Maturity Date).
6. "Principal Sum" shall mean Six Hundred Ten Thousand Five Hundred Seventy Four and 03/100 Dollars ($610,574.03).
7. "First Rate Adjustment Date" shall mean February 1, 2012.

Promise to Pay. For value received, and intending to be legally bound, the undersigned Borrower promises to pay to the order of the Lender at its office identified above in lawful money of the United States and in immediately available funds, the Principal Sum plus interest on the unpaid portion of the Principal Sum, all amounts, if any, required for the Escrow, and all Expenses (defined below).

Interest. The unpaid Principal Sum shall accrue interest each day from and including the date the proceeds of this Note are disbursed to, but not including, the First Rate Adjustment Date, at a per annum rate that shall be determined in accordance with the following election:

> Option A (Fixed Rate). A fixed interest rate which shall be equal to 165 basis points above the sum of the yield on United States Treasury Obligations adjusted to ac onstant maturity of five (5) years in effect two (2) business days prior to the First Rate Adjustment Date, as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or commonly available source utilized by the Lender, plus the "ask" side of the same swap spread in effect two (2) business days prior to the First Rate Adjustment Date, as set forth in Bloomberg, L.P. or such other quoting service, index or commonly available service utilized by the Lender.
>
> Option B (Variable Rate). A variable interest rate which shall be equal to 165 basis points above LIBOR for a three-month or 165 basis points above LIBOR for a six month interest period ("LIBOR Rate") or the rate announced by Manufacturers and Traders Trust Company as its prime rate of interest in effect on the first day of the calendar month containing such day (the "Prime Rate"). If no interest period is specified, a six month interest period shall be used The definition of LIBOR, adjustments to the LIBOR Rate and other provisions relative thereto are contained on Rider B attached hereto and made a part of this Note. As of the date hereof, Borrower elects to have the LIBOR Rate based upon a sixth month interest period.

Until Borrower gives Lender written notice at least two Business Days prior to the next Adjustment Date (as defined in attached Rider B), this election shall control. If Borrower gives Lender written notice at least two Business Days prior to the immediately following Adjustment Date requesting either the Prime Rate or the three month or six month LIBOR Rate, then the applicable Interest Rate shall be based on the Prime Rate or the three month or six month LIBOR Rate effective as of the next Adjustment Date, and such interest period shall control until Borrower provides Lender with written notice requesting that such applicable Interest Rate be based on the Prime Rate or the three month or six month LIBOR Rate.

See Interest Rate Adjustment Rider attached hereto and made a part of this Note for the applicable interest rates from and including the First Rate Adjustment Date to but not including the Maturity Date.

If no rate is specified, interest shall accrue at the Maximum Legal Rate defined below, fixed as of the date of disbursement. Interest shall be calculated on the basis of a 360-day year consisting of twelve (12) months with the actual number of days of each month (28,2 9, 30 or 31).

Maximum Legal Rate. It is the intent of the Lender and Borrower that in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and if received by the Lender shall be refunded to Borrower, without interest.

Default Rate. After maturity (whether due to the Maturity Date, by acceleration or otherwise), the interest rate on the unpaid Principal Sum shall be increased to three (3) percentage points per year above the otherwise applicable rate per year (the "Default Rate"). Any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate. No failure to impose or delay in imposing the Default Rate shall be construed as a waiver by the Lender of its right to collect, and Borrower's obligation to pay, interest at the Default Rate effective as of the date of maturity (whether due to the Maturity Date, by acceleration or otherwise).

Repayment of Principal and Interest. Borrower shall pay the Principal Sum and interest owing pursuant to this Note to the Lender in installments as follows:

> 239 consecutive level monthly installments consisting of both principal and interest, each installment being in the amount of $4,752.35, shall become due and payable on the first day of each month commencing on the First Payment Date. For variable interest rate loans, the Lender may, but is not obligated to, adjust the amount of the remaining level monthly installments of principal and interest to reflect an interest rate change. Absent manifest error, the Lender's determination of the new amount of such level monthly installment shall be conclusive; and
>
> **One final installment** of principal, interest, premiums and Expenses to become due on the Maturity Date and to be equal to the total of the outstanding Principal Sum and all accrued and unpaid interest, Expenses, premiums and all other amounts owing pursuant to this Note and the Mortgage and remaining unpaid. If the Period of Amortization is longer than the period of time from the date of this Note to the Maturity Date, there will be a balloon payment of principal due on the Maturity Date. Absent manifest error, the Lender's determination of the final installment shall be conclusive.

Late Charge. If Borrower fails to pay, within ten (10) days of its due date, any amount due and owing pursuant to this Note or any other agreement executed and delivered in connection with this Note, including, without limitation, any Escrow payment due and owing pursuant to the Mortgage, Borrower shall immediately pay to the Lender a late charge equal to six percent (6%) of the delinquent amount.

Application of Payments. Payments may be applied in any order at the sole discretion of the Lender, but prior to an Event of Default or Maturity Date, each payment pursuant to this Note shall be applied first to accrued and unpaid interest, next to principal due, next to the Escrow, next to late charges, and finally to Expenses.

Prepayment. Except to the extent otherwise provided herein, Borrower shall have the option of paying the Principal Sum to the Lender in advance of the Maturity Date, in whole or in part, at any time and from time to time, upon written notice received by the Lender at least thirty (30) days prior to making such payment; provided, however, that together with such prepayment, Borrower shall pay to the Lender a premium set forth on Rider B and the Interest Rate Adjustment Rider, if any, attached to and made a part of this Note by this reference. Upon making any prepayment of the Principal Sum in whole, Borrower shall pay to the Lender all interest and Expenses owing pursuant to this Note or the Mortgage and remaining unpaid. Any partial payment of the Principal Sum shall be applied in inverse order of maturity. In the event the Maturity Date of this Note is accelerated following an Event of Default, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Lender shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with Rider B and the Interest Rate Adjustment Rider.

Business Purpose. Borrower represents and warrants that the indebtedness evidenced by this Note is for a business purpose.

Events of Default; Acceleration. This Note is secured by the Mortgage and the Lender is entitled to the benefits thereof. Any Event of Default (as defined in the Mortgage) is an "Event of Default" under this Note, including, without limitation, Borrower's breach of any obligation hereunder. The maturity of this Note shall be accelerated and all amounts under this Note shall become immediately due and payable without any notice, demand, presentment or protest of any kind (each of which is waived by Borrower) (a) automatically, if Borrower or Mortgagor commences any bankruptcy or insolvency proceeding, if voluntary, or upon the lapse of forty-five (45) days without dismissal thereof, if involuntary; (b) at the sole option of the Lender, upon or at any time or from time to time after the occurrence or existence of an Event of Default and the passage of any applicable grace period; and (c) upon the Maturity Date. After maturity (whether due to the Maturity Date, by acceleration or otherwise), interest on the outstanding Principal Sum shall continue to accrue at the applicable rate and the Lender's acceptance of any partial payment of the outstanding Principal Sum and/or payment of accrued interest shall not affect that all amounts under this Note are due and payable in full.

Expenses. Borrower shall pay to the Lender on demand each cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Lender, whether internal or external and whether retained for advice, for litigation or for any other purpose) incurred by the Lender or its agents either directly or indirectly in connection with this Note including, without limitation, endeavoring to (1) collect any amount owing pursuant to this Note or negotiate or document a workout or restructuring; (2) enforce or realize upon any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, directly or indirectly securing or otherwise directly or indirectly applicable in any such amount; or (3) preserve or exercise any right or remedy of the Lender pursuant to this Note (the "Expenses").

Right of Setoff. The Lender shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Lender, Manufacturers and Traders Trust Company, or any of their affiliates or otherwise owing by the Lender, Manufacturers and Traders Trust Company or any of their affiliates in any capacity to Borrower. Such set-off shall be deemed to have been exercised immediately at the time the Lender, Manufacturers and Traders Trust Company or such affiliate elects to do so.

Miscellaneous. This Note and any other document required to be executed by Borrower or any guarantor or other party in connection with the transaction contemplated hereby constitute the entire agreement and understanding between the parties hereto with respect to such transaction and supersedes all prior negotiations, courses of dealing, understandings, and agreements between such parties with respect to such transactions. All rights and remedies of the Lender under applicable law, the Mortgage, this Note or any document in connection with the transaction contemplated hereby or amendment thereof are cumulative and not exclusive. No single, partial or delayed exercise by the Lender of any right or remedy shall preclude the subsequent exercise by the Lender at any time of any right or remedy of the Lender without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Lenders. No course of dealing or other conduct, no oral agreement or representation made by the Lender, and no usage of trade, shall operate as a waiver of any right or remedy of the Lender. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Lender's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. All references herein to Manufacturers and Traders Trust Company shall mean the so-named New York banking corporation, together with its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Lender's records) or to the Lender (at the address on page one and separately to the officer of Lender or Manufacturers and Traders Trust Company responsible for Borrower's relationship with the Lender). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (*e.g.*, Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Lender.

Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations that become due under this Note and the term "Borrower" shall include each as well as all of them.

Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. **BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE MANUFACTURERS AND TRADERS TRUST COMPANY MAINTAINS A BRANCH, AND CONSENTS THAT THE LENDER MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE LENDER FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.** Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

☒ **Amended and Restated Note.** The Borrower acknowledges, agrees and understands that this Note is given in replacement of and in substitution for, but not in payment of, a prior note dated on or about January 15, 1997, in the original principal amount of $758,000.00, given by Borrower in favor of the Lender (or its predecessor-in-interest), as the same may have been amended or modified from time to time ("Prior Note"), and further, that: (a) the obligations of the Borrower as evidenced by the Prior Note shall continue in full force and effect, as amended and restated by this Note, all of such obligations being hereby ratified and confirmed by the Borrower; (b) any and all liens, pledges, assignments and security interests securing the Borrower's obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged by the Borrower to secure, among other things, all of the Borrower's obligations to the Lender under this Note, with the same priority, operation and effect as that relating to the obligations under the Prior Note; and (c) nothing herein contained shall be construed to extinguish, release, or discharge, or constitute, create, or effect a novation of, or an agreement to extinguish, the obligations of the Borrower with respect to the indebtedness originally described in the Prior Note or any of the liens, pledges, assignments and security interests securing such obligations.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Lender to debit Borrower's deposit account #13861851 with Manufacturers and Traders Trust Company (or such other entity as may be identified herein) automatically for any amount which becomes due under this Note.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the **Governing Law, Jurisdiction** and **Waiver of Jury Trial**, and has been advised by counsel as necessary or appropriate.

Witness:

BZDICK PROPERTIES, LLC
BORROWER

By: ______________________
Name: Robert B. Bzdick
Its: Member

ACKNOWLEDGMENT

STATE OF NEW YORK)
: ss.
COUNTY OF MONROE)

On the 23rd day of January, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert B. Bzdick, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____
Notary Public

LORETTA R. WIEMER REG. # 4836579
NOTARY PUBLIC, State of NY, Ontario County
My Commission expires March 30, 2007

FOR INTERNAL USE ONLY

Authorization Confirmed: ______________________

M&T Real Estate Trust

INTEREST RATE ADJUSTMENT RIDER
(Mortgage Note)

Borrower: **Bzdick Properties, LLC**

Mortgage Note Original Principal Amount: $610,574.03

Mortgage Note Date: February 1, 2007

This Interest Rate Adjustment Rider ("Rider") is executed and delivered in connection with, and shall hereby be incorporated into and made a part of, the Term Note referenced above, together with any amendment, modification or replacement thereof (collectively, the "Note"). To the extent any provisions in this Rider may be inconsistent with any provisions in the Note, the provisions of this Rider shall control.

Definitions. As used in this Rider, each capitalized term shall have the meaning specified in the Note, except as otherwise defined herein.

"Prime Rate" means the rate in effect as the rate announced by the Lender as its prime rate of interest in effect on the first day of the calendar month containing such day.

Adjustment to Interest Rate.

Beginning on February 1, 2012 ("First Rate Adjustment Date"), to, but not including, the anniversary date of the First Rate Adjustment Date which occurs sixty (60) months from the First Rate Adjustment Date ("Second Rate Adjustment Date"), the unpaid Principal Sum of this Note shall earn interest calculated on the basis of a 360-day year consisting of twelve (12) months with the actual number of days of each month (28, 29, 30 or 31), at a rate per year which shall be determined in accordance with the following election. Borrower shall elect either interest rate option identified below upon written notice received by Lender not less than thirty (30) business days prior to the First Rate Adjustment Date. In the event that Borrower fails to timely make an election, the interest rate shall be determined in accordance with Option B:

> Option A (Fixed Rate). A fixed interest rate which shall be equal to 165 basis points above the sum of the yield on United States Treasury Obligations adjusted to a constant maturity of five (5) years in effect two (2) business days prior to the First Rate Adjustment Date, as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or commonly available source utilized by the Lender, plus the "ask" side of the same swap spread in effect two (2) business days prior to the First Rate Adjustment Date, as set forth in Bloomberg, L.P. or such other quoting service, index or commonly available service utilized by the Lender.

> Option B (Variable Rate). A variable interest rate which shall be equal to 165 basis points above LIBOR for a three-month or 165 basis points above LIBOR for a six month interest period ("LIBOR Rate") or the Base Rate. The definition of LIBOR, Base Rate, adjustments to the LIBOR Rate and other provisions relative thereto are contained in the Note and on Rider B attached hereto and made a part of this Rider.

Beginning on the Second Rate Adjustment Date, to, but not including, the anniversary date of the Second Rate Adjustment Date which occurs sixty (60) months from the Second Rate Adjustment Date ("Third Rate Adjustment Date"), the unpaid Principal Sum of this Note shall earn interest calculated on the basis of a 360-day year consisting of twelve (12) months with the actual number of days of each month (28, 29, 30 or 31), at a rate per year which shall be determined in accordance with the following election. Borrower shall elect either interest rate option identified below upon written notice received by Lender not less than thirty (30) business days prior to the Second Rate Adjustment Date. In the event that Borrower fails to timely make an election, the interest rate shall be determined in accordance with Option B:

> Option A (Fixed Rate). A fixed interest rate which shall be equal to 165 basis points above the sum of the yield on United States Treasury Obligations adjusted to a constant maturity of five (5) years in effect two (2) business days prior to the Second Rate Adjustment Date, as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or commonly available source utilized by the Lender, plus the "ask" side of the same swap spread in effect two (2) business days prior to the Second Rate Adjustment Date, as set forth in Bloomberg, L.P. or such other quoting service, index or commonly available service utilized by the Lender.

> Option B (Variable Rate). A variable interest rate which shall be equal to 165 basis points above LIBOR for a three-month or 165 basis points above LIBOR for a six month interest period ("LIBOR Rate") or the Base Rate. The definition of LIBOR, Base Rate,

adjustments to the LIBOR Rate and other provisions relative thereto are contained in the Note and on Rider B attached hereto and made a part of this Rider.

Beginning on the Third Rate Adjustment Date, to, but not including, the Maturity Date, the unpaid Principal Sum of this Note shall earn interest calculated on the basis of a 360-day year consisting of twelve (12) months with the actual number of days of each month (28, 29, 30 or 31), at a rate per year which shall be determined in accordance with the following election. Borrower shall elect either interest rate option identified below upon written notice received by Lender not less than thirty (30) business days prior to the Third Rate Adjustment Date. In the event that Borrower fails to timely make an election, the interest rate shall be determined in accordance with Option B:

Option A (Fixed Rate). A fixed interest rate which shall be equal to 165 basis points above the sum of the yield on United States Treasury Obligations adjusted to a constant maturity of five (5) years in effect two (2) business days prior to the Third Rate Adjustment Date, as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or commonly available source utilized by the Lender, plus the "ask" side of the same swap spread in effect two (2) business days prior to the Third Rate Adjustment Date, as set forth in Bloomberg, L.P. or such other quoting service, index or commonly available service utilized by the Lender.

Option B (Variable Rate). A variable interest rate which shall be equal to 165 basis points above LIBOR for a three-month or 165 basis points above LIBOR for a six month interest period ("LIBOR Rate") or the Base Rate. The definition of LIBOR, Base Rate, adjustments to the LIBOR Rate and other provisions relative thereto are contained in the Note and on Rider B attached hereto and made a part of this Rider.

Inability to Determine Treasury-Based Rates. If the Lender shall determine that for any reason adequate and reasonable means do not exist for ascertaining the appropriate interest rate based on the United States Treasury Obligations ("Treasury-Based Rate") with respect to this Note, the Lender will give notice of such determination to Borrower and the applicable interest rate shall be fixed to be equal to the interest rate in effect prior to the conversion to such Treasury-Based Rate.

Recalculation of Principal and Interest Installments. To the extent that this Note contemplates repayment by Borrower in consecutive level installments of principal and interest over the term of the Note until the Maturity Date, then as of each of the First Rate Adjustment Date, the Second Rate Adjustment Date, and the Third Rate Adjustment Date, the amount of each installment of principal and interest due and payable under the Note shall be adjusted based on a reamortization of the outstanding Principal Sum on such date. Absent manifest error, the Lender's calculation of the adjustment and determination of the ongoing installment amounts shall be conclusive of the amounts due and payable by Borrower.

Default Rate. Nothing herein shall be construed to be a waiver by the Lender of the right to accrue interest at the default rate, or other rights of the Lender set forth in this Note.

Prepayment Premium. Notwithstanding any other provisions of this Note, Borrower shall have the option of paying the unpaid Principal Sum to the Lender in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Lender at least thirty (30) days prior to making such payment; provided, however, if the interest rate in effect at the time of any prepayment is (i) the LIBOR Rate, Rider B shall apply, or (ii) a fixed percentage rate (whether in effect since the date of this Note or any subsequent date in connection with an interest rate adjustment), as consideration of the privilege of making such prepayment, Borrower shall pay to the Lender a premium equal to the present value of the difference between (i) the amount of interest that would have accrued on the prepaid Principal Sum from the date of prepayment through the earlier of the Maturity Date or the date of the next scheduled interest rate adjustment, if any ("Measurement Period") at the fixed interest rate in effect on the date of prepayment and (ii) the amount of interest that would have accrued on the prepaid Principal Sum during the Measurement Period at the Current Market Rate. "Current Market Rate" shall mean the most recent yield on United States Treasury Obligations adjusted to a constant maturity having a term most nearly corresponding to the Measurement Period, in effect two (2) business days prior to the date of prepayment, as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or commonly available source utilized by the Lender for such purposes. The present value calculation used herein shall use the Current Market Rate as the discount rate and shall be calculated as if each installment of principal had been made as scheduled pursuant to the terms of this Note.

BZDICK PROPERTIES, LLC

By: ______________________
Name: Robert B. Bzdick
Title: Member

M&T Real Estate Trust

RIDER B TO MORTGAGE NOTE (LIBOR Rider)

Borrower: **Bzdick Properties, LLC**

Mortgage Note Original Principal Amount: $610,574.03

Mortgage Note Date: February 1, 2007

Definitions. As used in this Rider, each capitalized term shall have the meaning specified in the Note and the following terms shall have the indicated meanings:

a. **"Adjustment Date"** shall be (i) if the three month interest period is selected, the first calendar day of the third month following the Base Month and the first calendar day of every third month thereafter; and (ii) if the six month interest period is selected, the first calendar day of the sixth month following the Base Month and the first calendar day of every sixth month thereafter.

b. **"Applicable Interest Rate"** shall mean either the LIBOR Rate or the Base Rate, as the case may be.

c. **"Base Month"** shall mean the first month following the month in which the Set Date occurs. For example, if the Set Date is March 10, then the "Base Month" would be April.

d. **"Base Rate"** shall mean the rate of interest announced by the Lender as its prime rate of interest plus zero (0) percentage point.

e. **"Business Day"** shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close and, in connection with the LIBOR Rate, on which dealings are carried on in the London Interbank market.

f. **"LIBOR"** shall mean the rate obtained by dividing (i) the three month or six month interest period (as selected by Borrower) London Interbank Offered Rate, fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by the Lender from any broker, quoting service or commonly available source utilized by the Lender or its agents, or, if such yield or index is not so published or otherwise determinable, a comparable index chosen by the Lender or its agents in its sole discretion, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference or any category of extensions of credit or other assets which includes loans by a non-United States office of a bank to United States residents) on such date to any member bank of the Federal Reserve System.

g. **"LIBOR Rate"** shall mean LIBOR with the applicable interest period as set forth in the Note (three or six month) plus the applicable percentage points above LIBOR as set forth in the Note.

h. **"Set Date"** shall mean the date of the Note.

LIBOR Rate Adjustments. The LIBOR Rate shall be initially based on the selected LIBOR (*i.e.*, three or six month) in effect two (2) Business Days before the Set Date, then adjusted on the first calendar day of the Base Month using the LIBOR in effect two (2) Business Days prior to that first calendar day of the Base Month. Thereafter, the LIBOR rate shall be adjusted on the Adjustment Date based on the applicable LIBOR in effect two (2) Business Days prior to the relative Adjustment Date. For example, assuming a standard M&T Mortgage Note is being used, a three month interest period is selected and the loan closes on January 19, then: (i) the "Set Date" would be January 19 and the initial LIBOR Rate would be based on the quote for the three month interest period LIBOR in effect on January 17 (assuming January 18 and 17 were Business Days) and would be changed on February 1 based on the quote for the three month interest period LIBOR in effect on January 30 (assuming that January 31 and 30 were Business Days), (ii) February would be the "Base Month" and (iii) the LIBOR Rate would be adjusted on each "Adjustment Date" which would start on May 1 using the quote for the three month interest period LIBOR in effect on April 29 (assuming that April 30 and 29 were Business Days), the next Adjustment Date would be August 1, etc.).

Inability to Determine LIBOR Rates. If the Lender shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR with respect to this Note, the Lender will give notice of such determination to Borrower. Thereafter, the Lender may

not maintain the Applicable Rate at the LIBOR Rate hereunder until the Lender revokes such notice in writing. Upon such determination and notice, the Lender may convert the Applicable Interest Rate from the LIBOR Rate to the Base Rate.

Increased Cost. If the Lender shall determine that due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any loan at the LIBOR Rate, Borrower shall be liable for, and shall from time to time, upon demand therefor by the Lender and pay to the Lender such additional amounts as are sufficient to compensate the Lender for such increased costs.

Illegality. If the Lender shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Lender to make a loan at the LIBOR Rate then, on notice thereof by the Lender to Borrower, the Lender may suspend maintaining this loan at the LIBOR Rate until the Lender shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist and the Lender may convert the Applicable Interest Rate from the LIBOR Rate to the Base Rate.

Conversion. The Lender may, in its sole discretion, convert the Applicable Interest Rate from the LIBOR Rate to the Base Rate upon the occurrence of an Event of Default. The Applicable Rate shall automatically convert from the LIBOR Rate to the Base Rate on the date Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower.

Default Rate. Notwithstanding anything to the contrary in the Note, the default rate of interest which the Lender may charge under the Note shall be three (3) percentage points above the higher of the LIBOR Rate or the Base Rate. Nothing herein shall be construed to be a waiver by the Lender to have any Loan accrue interest at the default rate or other rights of the Lender set forth in this Note.

Prepayment. If (i) Borrower pays, in whole or in part, the Principal Amount while the Applicable Interest Rate is the LIBOR Rate, before the expiration of its respective interest period, (ii) there occurs a Bankruptcy Event, (iii) or the Bank demands payment before the expiration of the respective interest period, then Borrower shall be liable for and shall pay the Bank, on demand, the higher of $250.00 or the actual amount of the liabilities, expenses, costs or funding losses that are a direct or indirect result of such prepayment, failure to draw, early termination of an Interest Period, revocation, bankruptcy or otherwise, whether such liability, expense, cost or loss is by reason of (a) any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by the Bank, (b) the fixing of the interest rate payable on any LIBOR Rate loans or (c) otherwise. The determination by the Bank of the amount of foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower. Such amount shall be in addition to any prepayment premium required under the Note.

BZDICK PROPERTIES, LLC

By: ______________________
Name: Robert B. Bzdick
Its: Member